SCHEDULE 14C
                                 (Rule 14c-101)

                           SCHEDULE 14C INFORMATION

      Information Statement Pursuant to Section 14(c) of the Securities
                             Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
[X] Definitive Information Statement

                           National Superstars, Inc.
_____________________________________________________________________________
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required

[ ] $125.00 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1. Title of each class of securities to which transaction applies:
_________________________________________________________________

2. Aggregate number of securities to which transaction applies:
_________________________________________________________________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
_________________________________________________________________

4. Proposed maximum aggregate value of transaction
_________________________________________________________________
5. Total fee paid
_________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
________________________________________________

(2)  Form, Schedule or Registration Statement No.:
________________________________________________

(3)  Filing Party:
________________________________________________

(4)  Date Filed:
________________________________________________



                          National Superstars, Inc.
                            444 Park Forest Way
                         Wellington, Florida  33414
                  _________________________________________

                           INFORMATION STATEMENT
                  _________________________________________

                          NOTICE OF ACTION TAKEN BY
                  WRITTEN CONSENT OF MAJORITY SHAREHOLDERS

General

     We are providing this Information Statement to you to inform you that shareholders holding a majority in interest of the common stock of National Superstars, Inc. (referred to herein as "we," "us," the "Company," or "National Superstars") have adopted resolutions by written consent that:

     Action No. 1: Ratify the amendment and restatement of our Bylaws effected by resolution of our Board of Directors on January 3, 2005; and

     Action No. 2: Adopt and approve an Agreement and Plan of Merger pursuant to which we will reincorporate and reorganize ourselves from the State of Nevada into the State of Delaware.

     We have established January 5, 2005 as the record date related to the foregoing. Therefore, we are mailing this Information Statement to our shareholders of record as of the close of business on January 5, 2005. We intend to mail this Information Statement to our security holders no later than January 28, 2005.

     This Information Statement is being mailed to you for information purposes only. No action is requested or required on your part.

Shareholders Entitled to Vote

     Holders of our common stock at the close of business on January 5, 2005 were entitled to vote on the actions set forth above. On January 5, 2005, we had approximately 59,980,000 shares of common stock issued and outstanding. Each shareholder was entitled to one vote for each share of common stock held by such shareholder.

Results of the Vote

     On the record date, holders of a majority of our outstanding common stock executed a written consent in favor of the actions described above. Each of the foregoing actions was approved by 40,000,000 shares, or 66.7% of all shares entitled to vote thereon. This consent satisfies the shareholder approval requirement for the proposed actions.

     No action is required by you. The accompanying Information Statement is furnished only to inform you of the corporate actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Act of 1934, as amended (the "Exchange Act"). Pursuant to Rule 14c-2, the foregoing actions will not take effect until a date that is at least 20 days after the date on which this Information Statement has been mailed to you.

                      WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                              January 24, 2005


                ACTION NO. 1: THE AMENDED AND RESTATED BYLAWS

Purpose of the Amendment and Restatement of our Bylaws

     At this time our purpose is to seek, investigate and, if such investigation warrants, acquire an interest in a business opportunity presented to us by persons or firms that desire to seek the perceived advantages of an Exchange Act registered corporation. Our Board of Directors has determined that it is necessary to amend and restate our Bylaws such that they reflect changes in the Nevada Revised Statutes (the "NRS") and the Exchange Act since the date such Bylaws were enacted and to facilitate such a strategic transaction. A copy of the Amended and Restated Bylaws has been filed as Exhibit 3.1 to our Current Report on Form 8-K filed on January 5, 2005, and you are encouraged to read it in its entirety.

Effect of the Amendments

     The following is a summary comparison of our prior Bylaws (the "Old Bylaws") and the Amended and Restated Bylaws (the "New Bylaws"). The following is a summary only and you are encouraged to read the New Bylaws attached as Exhibit 3.1 to our Current Report on Form 8-K filed on January 5, 2005.

     The Old Bylaws provided that the annual meeting of our shareholders was to take place every year on October 6 and that notice of such meeting was to be provided to our shareholders at least ten (10) days, and not more than thirty (30) days, prior to the date of such meeting. The New Bylaws provide that the annual meeting of our shareholders is to be held on such dates and such times as may be designated from time to time by our Board of Directors and requires notice of such meetings to be sent to our shareholders at least ten (10) days, and not more than sixty (60) days, prior the date of the meeting.

     The Old Bylaws do not contain a provision related to shareholder proposals or shareholder nominations for director. The New Bylaws provide that only such business shall be conducted at the annual meeting of our shareholders as shall have been properly brought before the meeting. For director nominations or other matters to be brought properly before the meeting by one of our shareholders, (i) the shareholder must provide timely notice to us, and (ii) the business must be proper for shareholder action under Nevada law. In order to be timely, the shareholder notice must be delivered to our secretary not later than the ninetieth (90th) day, nor earlier than the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of our annual meeting is advanced by more than thirty
(30) days prior to, or delayed by more than thirty (30) days after, the anniversary of the preceding year's annual meeting, notice by the shareholder will be timely if it is delivered not earlier than one hundred and twenty
(120) days prior to the actual date of such meeting and not later than the later of ninety (90) days prior to such annual meeting or ten (10) days after the day on which a public announcement of the meeting date is first made.

     The Old Bylaws provide that a special meeting of our shareholders may be called by our President, our Board of Directors or by shareholders holding not less than ten percent (10%) of our outstanding voting stock. The New Bylaws provide that a special meeting of our shareholders may be called by the Chairman of our Board of Directors, our Chief Executive Officer, our Board of Directors or by shareholders holding at least twenty-five percent (25%) of our outstanding voting stock.

     The Old Bylaws provided that on all matters to be acted upon by our shareholders, holders holding thirty-three and one-third percent (33 1/3%) of our outstanding voting stock constitutes a quorum. The New Bylaws provide that on all matters to be acted upon by our shareholders, holders holding more than fifty percent (50%) of our outstanding voting stock constitutes a quorum.

     The Old Bylaws authorized the holders of our voting stock to act by unanimous written consent. The New Bylaws authorize the holders of our voting stock to act by written consent executed by holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     The Old Bylaws provided that the number of our directors shall be not less than three. The New Bylaws provide that the authorized number of our directors shall be fixed by resolution of our Board of Directors from time to time.

     The Old Bylaws provide that any of our directors may be removed with or without cause by an affirmative vote of holders holding a majority of our voting stock present at a meeting at which there is a quorum. The New Bylaws provide that any of our directors may be removed with or without cause by an affirmative vote of the holders holding not less than sixty-six and two-thirds percent (66 2/3%) of our outstanding voting stock.

     The Old Bylaws do not contain any provisions related to the indemnification of our officers and directors. The New Bylaws provide that we must indemnify our officers and directors to the fullest extent allowed for by Nevada law.

                      ACTION NO. 2: THE REINCORPORATION

Purpose of the Reincorporation

     Similarly, in order to facilitate a strategic transaction as contemplated by our current business plan, our Board of Directors has determined that it is in the best interests of the Company and our shareholders to reincorporate and reorganize in the State of Delaware.

     The State of Delaware is recognized for adopting comprehensive modern and flexible corporate laws, which are periodically revised to respond to the changing legal and business needs of corporations. For this reason, many major corporations have initially incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to that adopted by our Board and a majority of our shareholders. Consequently, the Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing Delaware law. Delaware corporate law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions, a fact which may provide greater clarity and predictability with respect to our corporate legal affairs and the activities of our directors.

Mechanics of the Reincorporation

     The Reincorporation will be accomplished as follows: (i) we will form a new Delaware corporation, which will be a wholly-owned subsidiary of ours (sometimes referred to herein as "Holdings"), (ii) we will merge with and into the new Delaware corporation pursuant to an Agreement and Plan of Merger (the "Reincorporation Agreement"), and (iii) following the merger, the Delaware corporation will be the surviving entity.

     Pursuant to the Reincorporation Agreement, each outstanding share of our common stock will automatically convert into .005 shares of common stock of the newly created Delaware corporation upon the effective time of the Reincorporation, resulting in approximately 367,000 shares of common stock outstanding after the Reincorporation. Following the reincorporation, each stock certificate representing issued and outstanding shares of our common stock will represent a number of share of common stock of the newly created Delaware entity equal to .005 multiplied by the number of shares such certificate currently represents, rounded up to the nearest 100 shares.

     IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF THE NEWLY CREATED DELAWARE CORPORATION.

     Shareholders may, however, exchange their certificates if they so choose. Shares of common stock of the newly created Delaware corporation will continue to trade on the over the counter bulletin board.

Consequences of the Reincorporation

     The Reincorporation will result in a change in our legal domicile from Nevada to Delaware and certain other changes described in this Information Statement. The Reincorporation by itself will not result in any change in our business, management, fiscal year, assets or liabilities. However, subsequent to the closing of the Reincorporation we intend to consummate the MSO Merger Transaction (as defined and described below under the heading "Merger With MSO Medical, Inc."). The following discussion provides an overview of how the Reincorporation, by itself, will affect certain matters.

     Name

     Effective upon the Reincorporation, the name of the Company will change from "National Superstars, Inc." to "MSO Holdings, Inc."

     Authorized Capital Stock

     Effective upon the Reincorporation, MSO Holdings, Inc. will have 50,000,000 authorized shares of capital stock, 35,000,000 of which will be common stock and 15,000,000 of which will be Preferred Stock, all of which will be designated Series A Convertible Preferred Stock, having the rights preferences and privileges summarized below.

     Board of Directors

     Following the Reincorporation, our Board of Directors will continue to consist of the directors holding office prior to the Reincorporation, subject to the completion of the MSO Merger Transaction described below under the heading "Merger with MSO Medical, Inc."

     Shareholder Rights

     Following the Reincorporation, the rights of our shareholders will be governed by the Certificate of Incorporation of Holdings, the Bylaws of Holdings and Delaware General Corporation Law (the "DGCL"). These changes will result in certain differences in the rights of our shareholders after the Reincorporation is complete. Please see the section of this Information Statement entitled "Differences in Shareholder Rights" for a discussion of some of these differences.

     U.S. Federal Income Tax Consequences

     The Reincorporation is intended to be tax free to the Company and our shareholders under the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, it is expected that no gain or loss will be recognized by you solely as a result of the Reincorporation, and no gain or loss will be recognized by us or the newly formed Delaware entity. Each former holder of shares of our common stock will have the same tax basis in the newly formed Delaware entity's common stock received by such holder pursuant to the Reincorporation as such holder has in the shares of our common stock held by such holder at the effective time of the Reincorporation. Each stockholder's holding period with respect to the newly formed Delaware entity's common stock will include the period during which such holder held the shares of our common stock, so long as the latter were held by such holder as a capital asset at the effective time of the Reincorporation. We have not obtained, and do not intend to obtain, a ruling from the Internal Revenue Service with respect to the tax consequences of the Reincorporation.

     Accounting Consequences

     There will be no material accounting consequences for us resulting from the Reincorporation.

Differences in Shareholder Rights

     Bylaws

     The Bylaws of the newly formed Delaware entity are substantially similar to our existing Amended and Restated Bylaws with the following exception. Under the NRS, a director may be removed with or without cause only with the affirmative vote of sixty six and two-thirds percent (66 2/3%) of our outstanding voting stock and our existing Amended and Restated Bylaws reflect this aspect of the NRS. In contrast the DGCL allows for the removal of a director, with or without cause, with the affirmative vote a majority of the outstanding shares of voting stock, and the newly formed Delaware entity's Bylaws reflect this aspect of the DGCL.

     Certificate of Incorporation

     In general, the Certificate of Incorporation of the newly formed Delaware entity differs from our existing Articles of Incorporation in the following manner. Our existing Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, par value $.005 per share. The newly formed Delaware entity's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of capital stock total, par value $.001 per share, of which 35,000,000 are common stock and 15,000,000 of which are preferred stock, all of which have been designated Series A Convertible Preferred Stock. We intend to issue at least approximately 7,600,000 of such common stock and 12,500,000 of such Series A Convertible Preferred Stock in the MSO Merger Transaction (described below).

     The rights, preferences and privileges of the common stock of the newly formed Delaware entity are substantially similar to the rights, preferences and privileges of our common stock, subject to the differences between the NRS and the DGCL described below and the existence of the Series A Convertible Preferred Stock, which is also described below.

     The following is a summary of the rights, preferences and privileges of the Series A Convertible Preferred Stock.

Dividends: Holders of Series A Convertible Preferred Stock are entitled to receive dividends if, when and as declared by the Board of Directors out of legally available funds.

Liquidation Preference: In the event of any liquidation or winding up of Holdings, the holders of Series A Convertible Preferred Stock will be entitled to receive, in preference to the holders of the Holdings Common Stock, an amount per share equal to $0.9189 per share (the "Liquidation Preference").
If the assets and funds thus distributed among the holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of Holdings legally available for distribution shall be distributed ratably among the holders of the Series A Convertible Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. All remaining proceeds thereafter shall be shared pro rata by the holders of Common Stock and the holders of the Series A Convertible Preferred Stock (on an as converted basis). A consolidation or merger of Holdings or sale of all or substantially all of its assets in a transaction in which Holdings' stockholders prior to such transaction hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity shall be deemed a liquidation or winding up for purposes of the liquidation preference.

Redemption: Beginning on March 24, 2008 (the "Initial Redemption Date"), the holders of at least a majority of the Series A Convertible Preferred Stock may require Holdings to redeem all shares of the Series A Convertible Preferred Stock from all holders thereof at the higher of either the Liquidation Preference or the fair market value of such shares (as determined by an independent appraiser selected by Holdings and the holders of a majority of the Series A Convertible Preferred Stock); provided, however that immediately following such redemption, Holdings shall have outstanding one or more shares of one or more classes or series of stock, which share, or shares together, shall have full voting rights; provided, further, however, that Holdings shall not be required to redeem from any particular holder of Series A Convertible Preferred Stock, in connection with a redemption requested after the Initial Redemption Date but before the first anniversary of the Initial Redemption Date, a number of shares of Series A Convertible Preferred Stock greater than fifty percent (50%) of the aggregate number of shares of Series A Convertible Preferred Stock held by such holder immediately prior to such redemption. In the event Holdings does not have sufficient funds available to redeem all shares to be redeemed then it shall redeem the same pro rata and in such event each holder of such shares of Series A Convertible Preferred Stock that are entitled to redemption that are not so redeemed shall exchange the unredeemed shares for a promissory note from Holdings bearing simple interest at a rate of 8% per annum and having a term of one (1) year.

Optional Conversion: The Series A Convertible Preferred Stock will be convertible into Common Stock at any time, at the sole option of each holder. The conversion ratio is determined by dividing the Liquidation Preference by the then-current conversion price for the Series A Convertible Preferred Stock. The initial conversion price for the Series A Preferred is $0.9189 (the "Conversion Price").

Automatic Conversion: The Series A Convertible Preferred Stock shall be automatically converted into Common Stock in the event of (i) an underwritten public offering of the Common Stock of Holdings which results in aggregate net cash proceeds to Holdings of at least $15,000,000; (ii) the election of the holders of at least a majority of the Series A Convertible Preferred Stock; or
(iii) on August 3, 2005 if shares of Common Stock of Holdings are then publicly traded and such shares have traded at a price in excess of one hundred fifty percent (150%) of the then in effect Conversion Price for the twenty (20) trading days prior to such date at an average daily trading volume of at least 50,000 shares, provided that the Common Stock into which the Series A Convertible Preferred Stock is converted shall be registered for resale under the Securities Act within ninety (90) days after such conversion.

Anti-Dilution: The Conversion Price of the Series A Convertible Preferred Stock is subject to adjustment on a full ratchet basis if Holdings sells shares of equity securities at a purchase price less than the then-effective Conversion Price for the Series A Convertible Preferred Stock, subject to certain standard and customary exceptions. The Conversion Price of the Series A Convertible Preferred Stock as of the closing of this transaction will be $0.9189.

There shall also be a proportional adjustment to the Series A Convertible Preferred Stock conversion price in the event of stock splits, stock dividends, recapitalizations, combinations and the like.

Voting: A holder of Series A Convertible Preferred Stock shall have the right to that number of votes equal to the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock held by such holder. The Series A Convertible Preferred Stock shall initially be entitled to one vote per share (on an as-if-converted basis). Except as otherwise provided by law or under the paragraph entitled "Protective Covenants" below, the Series A Convertible Preferred Stock and the Common Stock shall vote together on all other matters.

Board of Directors: Pursuant to voting covenants included within an Amended and Restated Stockholders Agreement to which the holders of Series A Convertible Preferred Stock will be parties, the parties to the Amended and Restated Stockholders Agreement will covenant to vote their shares of capital stock of Holdings so as to elect six directors designated in the following manner: (i) One (1) director designated by New England Partners Capital, L.P., (ii) One (1) director designated by Commonwealth Associates, L.P., (iii) one (1) director to be Albert Henry, (iv) one director to be Steven Straus, and (v) two (2) directors designated by a majority in interest of the holders of the Series A Convertible Preferred Stock, one of whom shall initially be Randolph C. Steer, M.D., Ph.D.

Protective Covenants: So long as a majority of the shares of Series A Convertible Preferred Stock remain outstanding, the consent of at least a majority of the Series A Convertible Preferred Stock, voting as a separate class, will be required for Holdings to undertake any of the following actions, unless any such action, as applicable, is approved by a majority of the non-employee directors of Holdings:

     authorize, pay or declare a dividend on any shares of the capital stock of Holdings, or otherwise make any distribution on any of its equity securities, other than Permitted Repurchases (as defined below);

     authorize or issue, or obligate itself to issue, any other equity security, including any security (other than Series A Convertible Preferred Stock) convertible into or exercisable for any equity security, having rights, preferences or privileges over, or being on a parity with, the Series A Convertible Preferred Stock with respect to voting (other than the pari passu voting rights of Common Stock), dividends, redemption, conversion or upon liquidation or otherwise;

     except as approved by the Board of Directors of Holdings, sell or issue any shares of Common Stock for consideration other than cash;

     make any loans, guarantees, or joint ventures, or invest in partially owned subsidiaries in excess of $250,000 in any twelve
     (12) month period;

     create any subsidiary other than a wholly owned subsidiary;

     amend or waive any provision of the Articles of Incorporation or Bylaws of Holdings;

     effect a liquidation transaction, or liquidate or dissolve;

     except as approved by the Board of Directors of Holdings, dispose of more than ten percent (10%) of its assets, other than in the ordinary course of business;

     approve or authorize any material alteration or material change in Holdings' business;

     redeem, purchase or otherwise acquire for value any share or shares of the capital stock of Holdings; provided, however, that this restriction shall not apply to the repurchase of Common Stock from employees, officers, directors, consultants or other persons performing services for Holdings or any subsidiary pursuant to agreements under which Holdings has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or at any price pursuant to Holdings' exercise of a right first refusal to repurchase such shares ("Permitted Repurchases"); or

     enter into any transaction with any of its officers, directors, stockholders or affiliates or any entity in which any officer, director or stockholder of Holdings, or any of their respective affiliates may have any interest, unless such transaction is in the ordinary course of business on terms no less favorable than those available at such time from non-affiliated parties.

Right of Participation: Until such time as a majority of the Series A Convertible Preferred Stock are no longer outstanding whether by virtue of conversion, redemption or repurchase, each holder of Series A Convertible Preferred Stock shall have a right of first offer (subject to customary exclusions) to purchase up to his, her or its pro rata share of any equity securities offered by Holdings, on the same price, terms and conditions as Holdings offers such securities to other potential investors. Notwithstanding the foregoing, any holder of Series A Convertible Preferred Stock who fails to exercise the right of first offer will lose such right with respect to any subsequent offerings of securities by Holdings.

Right of First Refusal and Co-Sale: Until such time as a majority of the Series A Convertible Preferred Stock are no longer outstanding whether by virtue of conversion, redemption or repurchase, Holdings and each holder of Series A Convertible Preferred Stock shall have a right of first refusal with respect to any sales by a holder of Holdings' Common Stock who has signed the Amended and Restated Stockholders Agreement among certain stockholders of MSO, subject to standard exclusions. To the extent Holdings and the Series A

Convertible Preferred Stock holders do not exercise their respective rights of first refusal as to all of the offered shares, then the Series A Convertible Preferred Stock holders shall have the right to participate in such sale by selling the same percentage of his, her or its stock as such selling stockholder is selling.

Drag-Along Right: Until such time as a majority of the Series A Convertible Preferred Stock are no longer outstanding whether by virtue of conversion, redemption or repurchase, if the holders of at least a majority of the Series A Convertible Preferred Shares, outstanding at such time, desire to sell all of their shares pursuant to a bona fide third party offer received by any of them or Holdings, the remaining stockholders of Holdings who have executed the Amended and Restated Stockholders Agreement among certain stockholders of MSO shall be required to sell their shares on the same terms and conditions pro rata as if all Series A Convertible Preferred Shares had been converted to Common Stock immediately prior to such transaction.

Registration Rights: The holders of Series A Convertible Preferred Stock have the following registration rights: (i) two (2) demand registrations upon the request of holders of a majority of the outstanding Series A Convertible Preferred Stock; (ii) one (1) registration on Form S-3; (iii) unlimited piggyback registrations in connection with registrations of shares for the account of Holdings or selling shareholders exercising demand rights, all subject to reasonable and customary underwriter cut-back provisions; and (iv) automatic registration rights in connection with the MSO Merger Transaction (as defined in the Section of this Information Statement entitled "Merger with MSO Medical, Inc."). As such Holdings will be obligated to file a re-sale registration statement registering the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock within ninety (90) days after the closing of the MSO Merger Transaction.

     Nevada Revised Statues and Delaware Corporation Law

     The following is a summary comparison of certain provisions of the NRS and the DGCL. It does not purport to be anything other than a summary and you are encouraged to review the NRS and DGCL for a complete understanding of their respective provisions.

     The NRS and DGCL both have provisions and limitations regarding directors' liability. The NRS and DGCL permit a corporation to include in its articles of incorporation or certificate of incorporation, as the case may be, a provision that eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director. Both the National Superstars Articles of Incorporation and the Holdings Certificate of Incorporation include such a provision. However, under DGCL this provision does not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(3) for declaration of unlawful dividends or illegal redemptions or stock repurchases; or (4) for any transaction from which the director derived an improper personal benefit. Under the NRS, this limitation of liability is not effective for acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate that duty. Accordingly, these provisions have no effect on the availability of equitable remedies like an injunction or rescission based on a director's breach of his duty of care. These provisions apply to an officer only if he/she is also a director and is acting in the capacity as a director, and does not apply to officers who are not directors.

     Both the NRS and DGCL generally permit a corporation to indemnify its officers and directors against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. That determination must be made, in the case of an individual who is a director or officer, at the time of the determination:
(i) by a majority of the disinterested directors, even though less than a quorum; (ii) by independent legal counsel, regardless of whether a quorum of disinterested directors exists; or (iii) by a majority vote of the shareholders, at a meeting at which a quorum is present. Both the NRS and DGCL require indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action. Also, both NRS and DGCL permit a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon those individuals' commitment to repay any advances unless it is determined ultimately that those individuals are entitled to be indemnified.

     Under the DGCL, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote in an election of directors unless provided otherwise by the corporation's certificate of incorporation. Under the NRS, any director may be removed by the vote of shareholders representing not less than two-thirds of the voting power entitled to vote.

     Under the DGCL, directors can amend the bylaws of a corporation only if the right to do so is expressly conferred upon the directors in its certificate of incorporation. In contrast, under NRS the directors are free to amend the bylaws. The Holdings Bylaws include such a provision.

     Under the NRS and DGCL, unless the articles of incorporation or certificate of incorporation, as the case may be, of a corporation otherwise provide, amendments of the articles of incorporation or certificate of incorporation, as the case may be, generally require the approval of the holders of a majority of the outstanding stock entitled to vote on the amendment, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of shares of that class or series or would adversely affect the rights, powers or preferences of that class or series, a majority of the outstanding stock of that class or series also would be required to approve the amendment.

     The NRS provides that any merger, consolidation or share exchange of a Nevada corporation, as well as the sale, lease, exchange or disposal of all or substantially all of its assets not in the ordinary course of business, generally must be recommended by the Board of Directors and approved by a vote of a majority of the outstanding shares of stock of the corporation entitled to vote on such matters, unless the articles of incorporation provides otherwise. Under the NRS, the vote of the shareholders of a corporation surviving a merger is not required if: (i) the articles of incorporation of the surviving domestic corporation will not differ from its articles before the merger; (ii) each shareholder of the surviving domestic corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger; (iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger. The DGCL contains similar provisions.

     Under the NRS and DGCL, a special meeting of shareholders can be called by the corporation's Board of Directors or by any person or persons as may be authorized by the corporation's articles of incorporation or bylaws. Under each of the Amended and Restated Bylaws and the Bylaws of Holdings special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be called by the President at the request of the holders of not less than 25% of all the outstanding shares of the corporation entitled to vote at the meeting.

     Both the NRS and the DGCL permit corporate action without a meeting of shareholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken, unless the certificate of incorporation or bylaws expressly provide otherwise.

     Neither the NRS nor the DGCL provide that shareholders have the right to cumulate votes in an election of directors, unless expressly set forth in the articles of incorporation or certificate of incorporation, as the case may be. Neither our Articles of Incorporation nor the Certificate of Incorporation of Holdings allow for cumulative voting in the election of directors.

     Under both the NRS and DGCL, any shareholder with a proper purpose may inspect and copy the books, records and shareholder lists of the corporation.

Appraisal Rights

     You may be entitled to dissenters' rights of appraisal with respect to the Reincorporation. For further information and a description of the procedures to be followed in order to demand appraisal, refer to the Section in this Information Statement entitled "Appraisal Rights and Procedures" below.

Merger with MSO Medical, Inc.

     As indicated above, our purpose at this time is to seek, investigate and, if such investigation warrants, acquire an interest in a business opportunity presented to us by persons or firms that desire to seek the perceived advantages of an Exchange Act registered corporation. To that end, we have also entered into an Agreement and Plan of Merger (the "MSO Merger Agreement") dated January 4, 2005 by and among the Company, MSO Medical, Inc. ("MSO"), Holdings and NSPS Merger Sub, Inc. ("NSPS"). The merger contemplated by the MSO Merger Agreement (the "MSO Merger Transaction") is subject to a variety of closing conditions, including, without limitation, the completion of the Reincorporation and the affirmative vote of the holders of at least ninety percent (90%) of the outstanding voting stock of MSO. The following is a summary of certain terms of the MSO Merger Transaction and the MSO Merger Agreement.

     MSO Medical, Inc.

     MSO is a medical services company providing comprehensive management services to leading U.S. hospitals in the area weight loss management and bariatric surgery. MSO contracts with acute care hospitals to establish "Bariatric Surgery Centers of Excellence" under the brand name "Center for Obesity Related Illness." MSO performs services for its hospital clients which include (i) providing credentialed, skilled and trained surgeons to perform Bariatric (gastric bypass) surgery; (ii) originating patients through proprietary marketing techniques; (iii) screening and diagnosis of patients for surgery; (iv) clinical services review of post op patients; and (v) billing and reimbursement services for hospital and surgeons. MSO also provides billing and administrative services to surgeon groups.

     The MSO Merger Agreement

     The MSO Merger Agreement provides for the merger of MSO with NSPS. As a result of the MSO Merger Transaction, MSO will become a wholly-owned subsidiary of Holdings. We will issue approximately 7,600,000 shares of Holdings common stock and approximately 12,500,000 shares of Series A Convertible Preferred Stock to the holders of MSO capital stock. Therefore, immediately following the closing of the MSO Merger Transaction, our shareholders will own approximately 1.5% of the outstanding capital stock of Holdings (calculated on a fully diluted basis) and the stockholders of MSO will own approximately 98.5% of the outstanding shares of capital stock of Holdings (calculated on a fully diluted basis).

     At the closing of the MSO Merger Transaction, MSO will pay $50,000 directly to Pride, Inc., an entity owned by certain directors and officers of National Superstars, as reimbursement for expenses incurred in connection with the operation of National Superstars.

     In addition, at the closing of the MSO Merger Transaction, MSO will deposit into escrow an additional $280,000 to be paid to the shareholders of National Superstars who were shareholders National Superstars on the Record Date on a pro rata basis; provided, however, that the entire sum of $280,000 is to be held in escrow for a period of ninety (90) days after the closing of the MSO Merger Transaction to satisfy any claims that may be made against Holdings arising from or otherwise related to activities of National Superstars or Holdings prior to the closing of the MSO Merger Transaction. If no such claims are made during such ninety (90) day period, the entire $280,000 shall be distributed pro rata to the shareholders of record of National Superstars who were shareholders of record on the Record Date.

     Further, pursuant to the MSO Merger Agreement, neither the registrant nor Holdings, NSPS, nor any of their respective officers, directors, employees, agents, affiliates, accountants, counsel, investment bankers, financial advisors or other representatives shall, (i) directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of, any alternative acquisition proposal; (ii) enter into any agreement or take any other action that by its terms could reasonably be expected to adversely affect the ability of the parties to consummate the MSO Merger Transaction; or
(iii) directly or indirectly engage or otherwise participate in any discussions or negotiations with, or provide any information or data to, or afford any access to the properties, books or records of the registrant, Holdings or NSPS to, or otherwise assist, facilitate or encourage, any person (other than MSO or any affiliate or associate thereof) relating to any acquisition proposal.

     The MSO Merger Agreement also provides that effective as of the closing of the MSO Merger Transaction, the current board of directors of the registrant will resign and that the existing board of directors of MSO shall be appointed by the outgoing board of directors to fill the vacancies left on the Holdings' Board of Directors by virtue of such resignations.

     Further, the closing of the MSO Merger Transaction is also subject to certain conditions, including, without limitation, the following:

     (i) the representations and warranties of each of the parties shall be true and correct as of the closing date;

     (ii) the parties shall have performed each of their respective covenants and agreements under the MSO Merger Agreement prior to the closing date;

     (iii) National Superstars' wholly owned subsidiary, National Real Estate Superstars, Inc., a California corporation, shall have been dissolved in the State of California;

     (iv) the Reincorporation shall have been duly approved by holders representing at least 66 2/3% of the outstanding capital stock of National Superstars;

     (v) the Amended and Restated Bylaws of National Superstars shall have been duly approved by holders representing at least 66 2/3% of the outstanding capital stock of National Superstars;

     (vi) the MSO Merger Transaction and the MSO Merger Agreement shall have been duly approved by holders representing at least 90% of the outstanding capital stock of MSO; and

     (vii) the stockholders of MSO shall have received certain opinions from counsel to National Superstars.

     In addition, the MSO Merger Agreement may be terminated:

     (a)  by the mutual written consent of the parties to the MSO Merger
Agreement;

     (b) by either MSO or National Superstars if the closing has not taken place prior to February 28, 2004;

     (c) by either MSO or National Superstars if any court of competent jurisdiction has issued an order, judgment or decree restraining or enjoining the MSO Merger Transaction;

     (d) by MSO if National Superstars breaches any representation, warranty or covenant in the MSO Merger Agreement; or

     (e) by National Superstars if MSO breaches any representation, warranty or covenant in the MSO Merger Agreement; provided, however, that if National Superstars terminates the MSO Merger Agreement due to the breach of the MSO Merger Agreement by MSO, then MSO must pay directly to National Superstars an amount equal to $50,000 as a termination fee.

     If the MSO Merger Transaction is completed it will result in a change in control of National Superstars.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of the Record Date, National Superstars had a total of 59,980,000 shares of Common Stock issued and outstanding. The following table sets forth, as of the Record Date, the stock ownership of each executive officer and director of National Superstars, of all executive officers and directors as a group, and of each person known by National Superstars to be a beneficial owner of 5% or more of our Common Stock. Unless otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as such shares.

   Name and address of                 Shares                Percentage
   Beneficial Owner (1)           Beneficially Owned      Beneficially Owned
   --------------------           ------------------      ------------------

Anthony H. Hoffman
Ventura, California                    10,000,000                17%

Michael Schumacher,
beneficially through Pride
Equities, Inc.
Denver, Colorado                       30,000,000                51%

All directors and executive
officers as a group (3 persons)        40,000,000                68%

___________________

(1) National Superstars believes that all persons have full voting and investment power with respect to the shares. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within sixty (60) days, such as warrants or options to purchase shares of our Common Stock.

               SECURITY OWNERSHIP OF CERTAIN FUTURE BENEFICIAL
          OWNERS AND MANAGEMENT FOLLOWING THE MSO MERGER TRANSACTION

     The following table sets forth, as of the date of completion of closing of the proposed MSO Merger Transaction, the number of shares of Common Stock and Series A Convertible Preferred Stock of Holdings expected to be owned of record and beneficially by persons who are expected to be appointed as directors and executive officers of Holdings, by persons who are expected to then hold 5% or more of the outstanding Common Stock and Series A Convertible Preferred Stock of Holdings and all expected future officers and directors as a group.

     Name and address             Shares                Percentage
    of Beneficial Owner      Beneficially Owned     Beneficially Owned
    -------------------      ------------------     ------------------

Belusha, LLP (1) (2) (3)          1,534,458                7.4%

Larry Belenke(3)                  1,534,458                7.4%

James Sapala, M.D.(3)             1,534,458                7.4%

Michael Schuhknect, M.D.(3)       1,534,458                7.4%

Michael Wood, M.D.(3)             1,534,458                7.4%

Steven Straus (1)                    54,413                  *

Harvard Development, Inc.         1,033,853                5.0%

Shea Ventures, LLC                2,720,669               13.2%

New England Partners
Capital, LP                       1,632,399                7.8%

All directors and executive
officers as a group (2 persons)   1,588,871                7.6%
___________________

(1) The person listed is currently an officer or director of MSO and is expected to become an officer or director of Holdings following completion of the MSO Merger. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within sixty (60) days, such as warrants or options to purchase shares of our Common Stock.

(2) Belusha, LLP is a limited partnership a majority of which is owned by Al Henry, a director of MSO and MSO's chief executive officer.

(3) The shares held by each of Belusha, LLP, Larry Belenke, James Sapala, M.D., Michael Schuhknect, M.D. and Michael Wood, M.D. are subject to a right of repurchase in favor of MSO which lapses over a period of four (4) years.

               COMPENSATION OF CURRENT OFFICERS AND DIRECTORS

     No officer or director has received any remuneration or compensation from National Superstars. National Superstars currently has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees. However, in connection with the MSO Merger, Holdings intends to adopt and assume MSO Medical's 2004 Equity Incentive Plan.

                           ADDITIONAL INFORMATION

     We will furnish without charge to any shareholder, upon written or oral request, any documents filed by us pursuant to the Exchange Act. Requests for such documents should be address to National Superstars, 444 park Forest Way, Wellington, Florida 33414. Documents filed by us pursuant to the Exchange

Act may be reviewed and/or obtained through the Securities and Exchange Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Securities and Exchange Commission's website at http://www.sec.gov.

                       DISSENTERS' RIGHTS OF APPRAISAL

     Holders of the Common Stock of National Superstars that follow the appropriate procedures may be entitled to dissent from the consummation of the Reincorporation and receive payment of the fair value of their shares under Sections 92A.300 through 92A.500 of the Nevada General Corporation Law. The following discussion summarizes the material applicable provisions of the Nevada dissenters' rights statute. You are urged to read the full text of the Nevada dissenters' rights statute, which is reprinted in its entirety and attached as Appendix A to this Information Statement. A person having a beneficial interest in shares of National Superstars' Common Stock that are held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner if such person wishes to perfect any dissenters' rights such person may have. This discussion and Appendix A should be reviewed carefully by you if you wish to exercise statutory dissenters rights or wish to preserve the right to do so, because failure to strictly comply with any of the procedural requirements of the Nevada dissenters' rights statute may result in a termination or waiver of dissenters' rights under the Nevada dissenters' rights statute.

     Under the Nevada dissenters' rights statute, you have the right to dissent from the Reincorporation and demand payment of the fair value of your shares of National Superstars' Common Stock. If you elect to dissent, you must file with National Superstars a written notice of dissent stating that you intend to demand payment for your shares of National Superstars' Common Stock if the Reincorporation is consummated. Such written notice of dissent must be filed with National Superstars within twenty (20) days after receipt of this Information Statement. If you fail to comply with this notice requirement, you will not be entitled to dissenters' rights. The "fair value" of the shares as used in the Nevada dissenters' rights statute is the value of the shares immediately before the effectuation of the proposed Reincorporation, including an appreciation or depreciation in anticipation of the Reincorporation unless exclusion would be inequitable.

     Within ten (10) days after the effective time of the Reincorporation, National Superstars will give written notice of the effective time of the Reincorporation by certified mail to each shareholder who filed a written notice of dissent. The notice must also state where demand for payment must be sent and where share certificates shall be deposited, among other information. Within thirty (30) days following the date such notice is delivered, the dissenting shareholder must make a written demand on National Superstars for payment of the fair value of his, her or its shares and deposit his, her or its share certificates in accordance with the notice.

     Within thirty (30) days after the receipt of demand for the fair value of the dissenters' shares, National Superstars will pay each dissenter who complied with the required procedures the amount it estimates to be the fair value of the dissenters' shares, plus accrued interest. Additionally, National Superstars shall mail to each dissenting shareholder a statement as to how fair value was calculated, a statement as to how interest was calculated, a statement of the dissenters' right to demand payment of fair value under Nevada law, and a copy of the relevant provisions of Nevada law.
A dissenting shareholder, within thirty (30) days following receipt of payment for the shares, may send National Superstars a notice containing such shareholder's own estimate of fair value and accrued interest, and demand payment for that amount less the amount received pursuant to National Superstars' payment of fair value to such shareholder.

     If a demand for payment remains unsettled, National Superstars shall petition the court to determine fair value and accrued interest. If National Superstars fails to commence an action within sixty (60) days following the receipt of the shareholder's demand, National Superstars shall pay to the shareholder the amount demanded by the shareholder in the shareholder's notice containing the shareholder's estimate of fair value and accrued interest.

     All dissenting shareholders, whether residents of Nevada or not, must be made parties to the action and the court shall render judgment for the fair value of their shares. Each party must be served with the petition. The judgment shall include payment for the amount, if any, by which the court finds the fair value of such shares, plus interest, exceeds the amount already paid. If the court finds that the demand of any dissenting shareholder for payment was arbitrary, vexatious or otherwise not in good faith, the court may assess costs, including reasonable fees of counsel and experts, against such shareholder. Otherwise the costs and expenses of bringing the action will be determined by the court. In addition, reasonable fees and expenses of counsel and experts may be assessed against National Superstars if the court finds that it did not substantially comply with the requirements of the Nevada dissenters' rights statute or that it acted arbitrarily, vexatiously, or not in good faith with respect to the rights granted to dissenters under Nevada law.

     NATIONAL SUPERSTARS HAS RETAINED THE RIGHT TO ELECT NOT TO PROCEED WITH THE REINCORPORATION IF GREATER THAN 1% OF THE SHAREHOLDERS ENTITLED TO VOTE PROPERLY EXERCISE THEIR DISSENTERS' RIGHTS. IF YOU WISH TO SEEK DISSENTERS' RIGHTS, YOU ARE URGED TO REVIEW THE APPLICABLE NEVADA STATUTES ATTACHED TO THIS DOCUMENT AS APPENDIX A.

     IF YOU FAIL TO COMPLY STRICTLY WITH THE PROCEDURES DESCRIBED ABOVE, YOU WILL LOSE YOUR APPRAISAL RIGHTS. CONSEQUENTLY, IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, WE STRONGLY URGE YOU TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE YOUR APPRAISAL RIGHTS.

                                  APPENDIX A
                        SECTIONS 92A.300-92A.500 OF NRS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

      (Added to NRS by 1995, 2086)


     NRS 92A.305 "Beneficial shareholder" defined. "Beneficial shareholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the shareholder of record.
      (Added to NRS by 1995, 2087)

     NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.
      (Added to NRS by 1995, 2087)

     NRS 92A.315 "Dissenter" defined. "Dissenter" means a shareholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.
      (Added to NRS by 1995, 2087; A 1999, 1631)

     NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
      (Added to NRS by 1995, 2087)

     NRS 92A.325 "Shareholder" defined. "Shareholder" means a shareholder of record or a beneficial shareholder of a domestic corporation.
      (Added to NRS by 1995, 2087)

     NRS 92A.330 "Shareholder of record" defined. "Shareholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.
      (Added to NRS by 1995, 2087)

     NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
      (Added to NRS by 1995, 2087)

     NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.
      (Added to NRS by 1995, 2087)



                             Appendix A - Page 1




     NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.
      (Added to NRS by 1995, 2088)

     NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.
      (Added to NRS by 1995, 2088)

     NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.
      1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.
      2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.
      (Added to NRS by 1995, 2088)

     NRS 92A.380 Right of shareholder to dissent from certain corporate actions and to obtain payment for shares.
      1. Except as otherwise provided in NRS 92A.370 and 92A.390, any shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:
      (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:
             (1) If approval by the shareholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the shareholder is entitled to vote on the conversion or plan of merger; or
             (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.
      (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.
      (c) Any corporate action taken pursuant to a vote of the shareholders to the extent that the articles of incorporation, bylaws or a resolution of the Board of Directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

                             Appendix A - Page 2


      2. A shareholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.
      (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189)

     NRS 92A.390 Limitations on right of dissent: Shareholders of certain classes or series; action of shareholders not required for plan of merger.
      1. There is no right of dissent with respect to a plan of merger or exchange in favor of shareholders of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 shareholders of record, unless:
      (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or
      (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:
             (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:
                   (I) The surviving or acquiring entity; or
                   (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or
             (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph
(b).
      2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the shareholders of the surviving domestic corporation under NRS 92A.130.
      (Added to NRS by 1995, 2088)

     NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to shareholder; assertion by beneficial shareholder.
      1. A shareholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.
      2. A beneficial shareholder may assert dissenter's rights as to shares held on his behalf only if:
      (a) He submits to the subject corporation the written consent of the shareholder of record to the dissent not later than the time the beneficial shareholder asserts dissenter's rights; and
      (b) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.
      (Added to NRS by 1995, 2089)

     NRS 92A.410 Notification of shareholders regarding right of dissent.
      1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a shareholders' meeting, the notice of the meeting must state that shareholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

                             Appendix A - Page 3


      2. If the corporate action creating dissenters' rights is taken by written consent of the shareholders or without a vote of the shareholders, the domestic corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.
      (Added to NRS by 1995, 2089; A 1997, 730)

     NRS 92A.420 Prerequisites to demand for payment for shares.
     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenter's rights:
      (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
      (b) Must not vote his shares in favor of the proposed action.
      2. A shareholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.
      (Added to NRS by 1995, 2089; 1999, 1631)

      NRS 92A.430 Dissenter's notice: Delivery to shareholders entitled to assert rights; contents.
      1. If a proposed corporate action creating dissenters' rights is authorized at a shareholders' meeting, the subject corporation shall deliver a written dissenter's notice to all shareholders who satisfied the requirements to assert those rights.
      2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:
      (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
      (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
      (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the shareholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;
      (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and
      (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2089)

      NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of shareholder.
      1.  A shareholder to whom a dissenter's notice is sent must:
      (a) Demand payment;
      (b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and
      (c) Deposit his certificates, if any, in accordance with the terms of the notice.
      2. The shareholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a shareholder until those rights are cancelled or modified by the taking of the proposed corporate action.
      3. The shareholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.
      (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

                             Appendix A - Page 4

      NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of shareholder.
      1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.
      2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a shareholder until those rights are cancelled or modified by the taking of the proposed corporate action.
      (Added to NRS by 1995, 2090)

      NRS 92A.460 Payment for shares: General requirements.
      1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
      (a) Of the county where the corporation's registered office is located;
or
      (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.
      2.  The payment must be accompanied by:
      (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the shareholders' equity for that year and the latest available interim financial statements, if any;
      (b) A statement of the subject corporation's estimate of the fair value of the shares;
      (c) An explanation of how the interest was calculated;
      (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and
      (e) A copy of NRS 92A.300 to 92A.500, inclusive.
      (Added to NRS by 1995, 2090)

      NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.
      1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the shareholders of the terms of the proposed action.
      2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.
      (Added to NRS by 1995, 2091)
      NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.
      1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

                             Appendix A - Page 5


      2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.
      (Added to NRS by 1995, 2091)

      NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
      1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
      2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.
      3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
      4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
      5. Each dissenter who is made a party to the proceeding is entitled to a judgment:
      (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or
      (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
      (Added to NRS by 1995, 2091)

      NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.
      1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.
      2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:
      (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or
      (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

                             Appendix A - Page 6


      3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
      4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.
      5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.
      (Added to NRS by 1995, 2092)

































                             Appendix A - Page 7